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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Network Appliance, Inc. on Form S-8 of our report dated May 14, 2001, appearing in the Annual Report on Form 10-K of Network Appliance, Inc. for the year ended April 27, 2001.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

San Jose, California
November 19, 2001